                         AGREEMENT OF TRANSFER AND SALE

    The undersigned (or the nominee of the undersigned) is an owner of the number of beneficial assignee certificates ("BACs") evidencing the beneficial interest of an assignee in the series 10 limited partnership interests of Boston Capital Tax Credit Fund II Limited Partnership, a Delaware limited partnership (the "Partnership"), set forth below on this Agreement of Transfer and Sale ("Agreement"), and agrees to sell and transfer all of the undersigned's right, title and interest in the BACs to Valley Creek Capital, LLC, free and clear of all liens and encumbrances of any kind, on the terms and conditions set forth in Valley Creek Capital, LLC's Offer to Purchase dated April 24, 1998, and as set forth below. Unless otherwise indicated below, the undersigned agrees to sell all (100%) of the BACs the undersigned owns.

    1. Notwithstanding any provision to the contrary, the undersigned agrees that in the event any distribution of cash with respect to the BACs or a cash redemption of the BACs is made or declared (collectively, a "Distribution") by the Partnership to the undersigned on or after March 1, 1998 with respect to the BACs being sold and transferred to it pursuant to this Agreement, that the cash price of $2.50 per BAC to be paid to the undersigned shall be reduced by the amount of the Distribution per BAC to the undersigned. To the extent any Distribution is made or declared by the Partnership with respect to the BACs for any period on or after March 1, 1998 that is received by the undersigned, the undersigned understands that the amount of said Distribution will be deducted from the cash price of $2.50 per BAC to be paid to the undersigned by Valley Creek Capital, LLC, pursuant to the timing set forth in the Offer. The undersigned also agrees that the Purchase Price will be automatically reduced by $.12 per BAC for each month (or part of a month) between June 30, 1998 and the date of transfer of the BACs after June 30, 1998 in recognition of the reduction of allocable tax credits to the purchaser after June 30, 1998. To this end, the undersigned hereby instructs the Partnership to change the address of its account to: Valley Creek Capital, LLC, c/o Global Capital Management, 601 Carlson Parkway, Suite 200, Minnetonka, Minnesota 55305, or such entity as Valley Creek Capital LLC may designate in its sole discretion.

    2. The undersigned (or the nominee of the undersigned) by executing this Agreement hereby irrevocably constitutes and appoints Valley Creek Capital, LLC, a Delaware limited liability company, and its Manager, Global Capital Management, Inc., a Delaware corporation, as its true and lawful agent and attorney-in-fact with respect to the BACs with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) of the undersigned to (a) execute, swear to, acknowledge, and file any document providing for or relating to the transfer of the ownership of the BACs on the books of the Partnership; (b) deliver the BACs and transfer ownership of the BACs on the books of the Partnership; (c) endorse in favor of Valley Creek Capital, LLC or any other payee Valley Creek Capital, LLC otherwise designates on the undersigned's behalf, any and all payments payable to the undersigned and received by Valley Creek Capital, LLC from the Partnership for any period of time on or after March 1, 1998; and (d) execute on behalf of the undersigned any applications for transfer and distribution allocation agreements required by the National Association of Securities Dealers, Inc.'s Notice to Members 96-14 to give effect to the transaction contemplated by this Agreement; (e) execute on behalf of the undersigned any affidavit or other document necessary to indemnify the Partnership if the certificate evidencing the ownership of the undesigned's BACs has been lost, stolen or destroyed; and (f) receive all benefits and distributions and cause the Partnership to amend the books and records of the Partnership, including my record account and address, to direct Distributions to Valley Creek Capital, LLC and otherwise exercise all rights of beneficial owner of the BACs. Neither Valley Creek Capital, LLC, nor Global Capital Management, Inc. shall be required to post bond of any nature in connection with this power of attorney.

    3. The undersigned hereby represents and warrants that the BACs are being transferred and sold to Valley Creek Capital, LLC, free and clear of all liens and encumbrances of any kind and that it has the authority to execute this Agreement and that the Partnership may rely on this Agreement and any documents executed by Valley Creek Capital, LLC or Global Capital Management, Inc., as the attorney-in-fact for the undersigned, which is necessary or convenient to carrying out all matters contemplated by this Agreement.

    4. The undersigned (or the nominee of the undersigned) hereby certifies, under penalty of perjury, that the undersigned's tax identification number or social security number set forth below is true and correct.

    5. The undersigned (or the nominee of the undersigned) hereby certifies under penalty of perjury that it is not subject to backup withholding either because the undersigned has not been notified by the Internal Revenue Service (the "IRS") that the undersigned is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified the undersigned that the undersigned is no longer subject to backup withholding.

    6. The undersigned (or the nominee of the undersigned) hereby certifies, under penalty of perjury, that the undersigned, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The undersigned understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

    7. The undersigned hereby represents and warrants that either (a) the undersigned is not a plan subject to Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510-3-101 of any such plan; or
(b) the tender and acceptance of BACs pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

    8.  / / Yes            / / No

    I have possession of the certificates evidencing ownership of the BACs and am sending them to Valley Creek Capital, LLC with this Agreement.

----------------------------------  ----------------------------------  ----------------------------------
IRA/Pension/Custodial Account # or  Printed Name of BAC Holder          Signature of BAC Holder
Tax Identification #

----------------------------------  ----------------------------------  ----------------------------------
Social Security or Tax ID #         Printed Name of Joint BAC Holder    Signature of Joint BAC Holder, if
                                    (or IRA/Pension/Custodian Name)     any (or IRA/Pension/Custodian
                                                                        Signature)

----------------------------------  ----------------------------------  ----------------------------------
Telephone Number                    Today's Date

----------------------------------  ----------------------------------  ----------------------------------
No. of BACs Sold and Transferred    MEDALLION GUARANTEE FOR BAC HOLDER  MEDALLION GUARANTEE FOR BAC HOLDER
/ / Less than 100% of BACs sold and
  transferred (check box if applicable)

----------------------------------
Date                                MEDALLION GUARANTEE FOR CUSTODIAN

Agreed to and Accepted

Valley Creek Capital, LLC
By: Its Manager
   Global Capital Management, Inc.

By:
---------------------------------

                            INSTRUCTIONS TO COMPLETE
                         AGREEMENT OF TRANSFER AND SALE

 PLEASE CAREFULLY PROVIDE THE FOLLOWING INFORMATION:
1.  Sign and Date Agreement;
2. Have all signatures MEDALLION GUARANTEED. A medallion guarantee can be obtained through your broker or local financial institution. You may want to call ahead to confirm that the particular location has the medallion guarantee. Please remember, a medallion guarantee is not a notary;
3.  Provide your social security or tax identification number;
4.  INDICATE THE NUMBER OF BACS YOU WANT TO SELL AND TRANSFER;
5.  Date the Agreement;
6.  Provide a telephone number where you can be reached; and
7. RETURN THE AGREEMENT AND YOUR BAC CERTIFICATES BY PLACING THEM IN THE ENVELOPE PROVIDED AND SENDING THEM CERTIFIED MAIL, RETURN RECEIPT REQUESTED. IF YOU DO NOT HAVE POSSESSION OF YOUR BAC CERTIFICATES, PLEASE ENCLOSE A SIGNED LETTER INDICATING YOU NO LONGER HAVE THEM.

        IN ADDITION TO THE INFORMATION REQUESTED IN ITEMS 1 TO 7 ABOVE:

IF YOU OWN THE BACS JOINTLY WITH ANOTHER INDIVIDUAL:

Please have both owners sign the Agreement; both signatures must be Medallion Guaranteed. If spouse is deceased, please enclose a certified copy of the Death Certificate along with a Letter Testamentary or Will showing your beneficial ownership or executor capacity.

IF YOU OWN THE BACS IN YOUR IRA:

Please provide the name of your custodian and your IRA account number. This information will be used solely by your custodian (the financial institution with custody of your account) to make certain that the purchase proceeds are properly deposited in your account. If your BACs are held in an IRA account, in addition to your signature, the custodian's signature is required on the Agreement of Transfer and Sale. We will obtain this required signature for you.

IF THE BACS ARE OWNED IN A TRUST, PROFIT SHARING OR PENSION PLAN:

Attach the first and last pages, as well as the section of the Trust Agreement showing that the signer has authority to sign the Agreement on behalf of the Trust or Plan.

IF THE BACS ARE OWNED IN A CORPORATION:

Attach an original corporate resolution showing that the signer has the authority to sign the Agreement on behalf of the corporation.

                         MAIL TO:

                         Valley Creek Capital, LLC
                         c/o MAVRICC Management Systems, Inc.
                         Post Office Box 7090
                         Troy, Michigan 48007-7090
                         1-888-292-4264